                                                                    Exhibit 10.1

                          CREDIT AND SECURITY AGREEMENT

                          Dated as of September 7, 2004

                                  by and among

                            U.S. PLASTIC LUMBER LTD.,
                       as Debtor and Debtor in Possession,
                                as the Borrower,

                 CERTAIN AFFILIATES OF U.S. PLASTIC LUMBER LTD.,
                      as Debtors and Debtors in Possession,
                               as the Guarantors,

                                       and

                          AMPAC CAPITAL SOLUTIONS, LLC,
                                  as the Lender

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                                TABLE OF CONTENTS

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ARTICLE I
DEFINITIONS......................................................................................     1
Section 1.1    Definitions.......................................................................     1
Section 1.2    Other Definitional Terms; Rules of Interpretation.................................    14

ARTICLE II
AMOUNT AND TERMS OF THE CREDIT FACILITY..........................................................    14
Section 2.1    Advances..........................................................................    14
Section 2.2    Procedures for Requesting Advances................................................    14
Section 2.3    Sale Milestones...................................................................    15
Section 2.4    INTENTIONALLY OMITTED.............................................................    16
Section 2.5    Letters of Credit.................................................................    16
Section 2.6    Special Account...................................................................    17
Section 2.7    Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement.....    17
Section 2.8    Obligations Absolute..............................................................    18
Section 2.9    Inventory Appraisals..............................................................    18
Section 2.10   Interest; Minimum Interest Charge; Default Interest; Participations; Usury........    18
Section 2.11   Fees..............................................................................    19
Section 2.12   Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest
                and Fees.........................................................................    20
Section 2.13   Lockbox; Cash Collateral Account; Application of Payments.........................    21
Section 2.14   Voluntary Prepayment; Termination of the Credit Facility by the Borrower..........    22
Section 2.15   Mandatory Prepayment..............................................................    22
Section 2.16   Advances to Pay Obligations.......................................................    22
Section 2.17   Use of Proceeds...................................................................    22
Section 2.18   Liability Records.................................................................    22

ARTICLE III
SECURITY INTEREST; PRIORITY OCCUPANCY; SETOFF AND LIENS..........................................    23
Section 3.1    Grant of Security Interest........................................................    23
Section 3.2    Notification of Account Debtors and Other Obligors................................    23
Section 3.3    Assignment of Insurance...........................................................    23
Section 3.4    Occupancy.........................................................................    23
Section 3.5    License...........................................................................    24
Section 3.6    Financing Statement...............................................................    24
Section 3.7    Setoff............................................................................    25
Section 3.8    Collateral........................................................................    26
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                                TABLE OF CONTENTS

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Section 3.9    Priority and Liens................................................................    26
ARTICLE IV
CONDITIONS OF LENDING............................................................................    27
Section 4.1    Conditions Precedent to the Initial Advance and Letter of Credit..................    27
Section 4.2    Conditions Precedent to All Advances and Letters of Credit........................    29

ARTICLE V
REPRESENTATIONS AND WARRANTIES...................................................................    31
Section 5.1    Existence and Power: Name: Chief Executive Office: Inventory and
               Equipment Locations: Federal Employer Identification Number.......................    31
Section 5.2    Capitalization....................................................................    31
Section 5.3    Authorization of Borrowing........................................................    31
Section 5.4    Legal Agreements..................................................................    31
Section 5.5    Subsidiaries......................................................................    32
Section 5.6    Financial Condition...............................................................    32
Section 5.7    INTENTIONALLY OMITTED.............................................................    32
Section 5.8    Regulation U......................................................................    32
Section 5.9    INTENTIONALLY OMITTED.............................................................    32
Section 5.10   Titles and Liens..................................................................    32
Section 5.11   Intellectual Property Rights......................................................    32
Section 5.12   Plans.............................................................................    33
Section 5.13   Default...........................................................................    34
Section 5.14   Environmental Matters.............................................................    34
Section 5.15   Submissions to Lender.............................................................    35
Section 5.16   INTENTIONALLY OMITTED.............................................................    35
Section 5.17   Rights to Payment.................................................................    35
Section 5.18   Bank Accounts.....................................................................    35
Section 5.19   Product Warranty Claims...........................................................    35

ARTICLE VI
COVENANTS........................................................................................    35
Section 6.1    Reporting Requirements............................................................    36
Section 6.2    Variance from Budget..............................................................    39
Section 6.3    Negative Pledge...................................................................    39
Section 6.4    Indebtedness......................................................................    39
Section 6.5    Guaranties........................................................................    39
Section 6.6    Investments and Subsidiaries......................................................    40
Section 6.7    Dividends and Distributions.......................................................    40
Section 6.8    Salaries..........................................................................    40
Section 6.9    INTENTIONALLY OMITTED.............................................................    40
Section 6.10   Books and Records: Inspection and Examination.....................................    40
Section 6.11   Account Verification..............................................................    41
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                                TABLE OF CONTENTS

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Section 6.12   Compliance with Laws..............................................................    41
Section 6.13   Payment of Taxes and Other Claims.................................................    41
Section 6.14   Maintenance of Properties.........................................................    41
Section 6.15   Insurance.........................................................................    42
Section 6.16   Preservation of Existence.........................................................    42
Section 6.17   Delivery of Instruments, etc......................................................    42
Section 6.18   Sale or Transfer of Assets: Suspension of Business Operations.....................    42
Section 6.19   Consolidation and Merger: Asset Acquisitions......................................    43
Section 6.20   Sale and Leaseback................................................................    43
Section 6.21   Restrictions on Nature of Business................................................    43
Section 6.22   Accounting........................................................................    43
Section 6.23   Discounts. etc....................................................................    43
Section 6.24   Benefit Plans.....................................................................    43
Section 6.25   Place of Business: Name...........................................................    43
Section 6.26   Constituent Documents.............................................................    44
Section 6.27   Performance by the Lender.........................................................    44
Section 6.28   Remedies of the Lender............................................................    44

ARTICLE VII
EVENTS OF DEFAULT, RIGHTS AND REMEDIES...........................................................    44
Section 7.1    Events of Default.................................................................    44
Section 7.2    Rights and Remedies...............................................................    47
Section 7.3    Certain Notices...................................................................    48

ARTICLE VIII
AFFILIATE GUARANTIES.............................................................................    48
Section 8.1    Affiliate Guaranties..............................................................    48
Section 8.2    Obligations Absolute..............................................................    48
Section 8.3    Waiver of Suretyship Defenses.....................................................    49
Section 8.4    Contribution and Indemnification..................................................    49
Section 8.5    Subordination of Intercompany Debt................................................    50

ARTICLE IX
MISCELLANEOUS....................................................................................    50
Section 9.1    No Waiver: Cumulative Remedies: Compliance with Laws..............................    50
Section 9.2    Amendments, Etc...................................................................    50
Section 9.3    Addresses for Notices: Requests for Accounting....................................    51
Section 9.4    Intentionally Omitted.............................................................    51
Section 9.5    Further Documents.................................................................    51
Section 9.6    Costs and Expenses................................................................    51
Section 9.7    Indemnity.........................................................................    52
Section 9.8    Participants......................................................................    52
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Section 9.9    Execution in Counterparts: Telefacsimile Execution................................    53
Section 9.10   Retention of Obligors' Records....................................................    53
Section 9.11   Binding Effect: Assignment: Complete Agreement: Exchanging Information............    53
Section 9.12   Severability of Provisions........................................................    53
Section 9.13   Headings..........................................................................    53
Section 9.14   Governing Law: Jurisdiction, Venue................................................    53
Section 9.15   Jury Trial Waiver.................................................................    54

TABLE OF EXHIBITS AND SCHEDULES                                                                      57
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                          CREDIT AND SECURITY AGREEMENT

                          Dated as of September 7, 2004

      U.S. PLASTIC LUMBER LTD., a Delaware corporation, as debtor and debtor in possession (the "Borrower"), EACH OF ITS AFFILIATES WHO ARE GUARANTORS PARTY HERETO, as debtors and debtors in possession, and AMPAC CAPITAL SOLUTIONS, LLC, a Nevada limited liability company (the "Lender"), hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except ~s otherwise expressly provided, the following terms shall have the meanings assigned to the n in this Section or in the Section referenced after such term:

            "Accounts" means, with respect to any Obligor, all of such Obligor' s accounts as such term is defined in the UCC, including each and every right of such Obligor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Obligor or by some other person who subsequently transfers such person's interest to such Obligor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which such Obligor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

            "Accommodation Payment" has the meaning given to such term in
      Section 8.4.

            "Advance" has the meaning given in Section 2.1.

            "Affiliate" or "Affiliates" means, with respect to any Obligor, each other Obligor, and any other Person controlled by, controlling or under common control with any

      Obligor, including any Subsidiary of any Obligor. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Credit and Security Agreement.

            "Allocable Amount" has the meaning given to such term in Section
      8.4.

            "Asset Purchase Agreement" has the meaning give to such term in
      Section 2.3(a).

            "Availability" means, as of any date, the difference between (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Note and (b) the L/C Amount.

            "Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.

            "Bankruptcy Cases" means, collectively, the cases commenced pursuant to Chapter 11 of the Bankruptcy Code on July 23, 2004 by the Obligors in the Bankruptcy Court pending under jointly administered case no. 04-33579-BKC-PGH and "Bankruptcy Case" means any such case.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101

            "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division, or any other court having jurisdiction of the Bankruptcy Cases from time to time.

            "Bidding Procedures Motion" has the meaning given to such term in
      Section 2.3(d).

            "Blocked Account Agreement" means the Blocked Account Agreement by and among the Borrower, the Parent, Wachovia Bank and the Lender of even date herewith.

            "Blocked Accounts" means each "Blocked Account" as defined in the Blocked Account Agreement, and "Blocked Account" means any such account.

            "Borrowing Base" means at any time the lesser of:

            (a) the Maximum Line; or

            (b) subject to change from time to time in the Lender's sole discretion, the sum of:

                  (i) 80% of Eligible Accounts, plus

                  (ii) the lesser of(A) $500,000 or (B) 40% of Eligible Inventory, less

                  (iii) subject to Section 2.3, the Minimum Liquidity Reserve, less

                  (iv) such reserves as the Lender shall establish from time to time in its sole discretion.

            "Budget" means the budget attached to the Interim Order or the Final Order, as applicable, as amended and restated from time to time. If any replacement to the Budget is not approved by the Lender, the term "Budget" shall mean the last replacement to the Budget that was approved by the Lender.

            "Carve-Out" has the meaning ascribed to that term in Section 3.9(e).

            "Cash Collateral Account" means the "Depository Account" as defined in the Lockbox Agreement.

            "Closing Date" means the date each of the conditions precedent to making the initial Advance is satisfied (which shall not be later than September 7, 2004).

            "Collateral" means, as to each Obligor, all property of the estate of such Obligor within the meaning of Section 541 of the Bankruptcy Code, including, without limitation, all of the following property and assets of such Obligor, whether now owned or existing or hereafter acquired or arising, regardless of where located: (i) all Accounts, chattel paper, deposit accounts (including the Cash Collateral Account, the Blocked Account and the Special Account), documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, and any items in any Lockbox;
      (ii) all real property and all other collateral subject to the Lien of any Security Document, including without limitation the Mortgages but excluding the Option; (iii) all substitutions and replacements for or products of any of the foregoing; (iv) in the case of all goods, all accessions; (v) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (vi) all warehouse receipts, bills of lading and other documents of title now or hereafter covering any goods; (vii) any money or other assets of such Obligor that now or hereafter come into the possession, custody, or control of the Lender or any of its affiliates; (viii) all sums on deposit in the Cash Collateral Account, the Blocked Accounts and the Special Account; and (ix) all proceeds or recoveries of any and all of the foregoing.

            "Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article I.

            "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

            "Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article II.

            "Debt" means, with respect to a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

            "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

            "Default Rate" means the Minimum Interest Charge pi~,'~ an annual interest rate equal to five percent (5%) on the outstanding principal balance of the Note.

            "Director" means, with respect to any Obligor, a member of the board of directors of such Obligor.

            "Eaglebrook Group" means The Eaglebrook Group, Inc., a Delaware Corporation.

            "Eligible Accounts" means all unpaid Accounts of the Borrower (but not any other Obligor) arising from the sale or lease of goods or the performance of services by the Borrower, net of any credits, but excluding any such Accounts having any of the following characteristics:

                  (i) That portion of Accounts which does not arise in
            connection with Borrower's Winter Dating Program and which is unpaid 90 days or more after the invoice date or three times the required payment period pursuant to the terms of the Account;

                  (ii) Accounts (other than Accounts that arise in connection with the Winter Dating Program which are addressed in clause (xvii) below) with payment terms in excess of 60 days from the invoice date;

                  (iii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

                  (iv) That portion of Accounts not yet earned by the final
            delivery of
            goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

                  (v) Accounts constituting (A) proceeds of copyrightable
            material unless such copyrightable material shall have been registered with the United States Copyright Office, or (B) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

                  (vi) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first-priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                  (vii) Accounts owed by an account debtor located outside the
            United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or
            (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                  (viii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                  (ix) Accounts owed by an Owner, Subsidiary, Affiliate,
            Officer, Director or employee of any Obligor;

                  (x) Accounts not subject to a duly perfected first-priority security interest in the Lender's favor;

                  (xi) That portion of Accounts that has been restructured,
            extended, amended or modified;

                  (xii) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                  (xiii) Accounts owed by an account debtor, regardless of
            whether otherwise eligible, to the extent that the balance of such Accounts exceeds 20% of the aggregate amount of all Eligible Accounts;

                  (xiv) Accounts owed by an account debtor, regardless of
            whether otherwise eligible, if 25% or more of the total amount due under Accounts from such account debtor is ineligible under clauses (i), (ii), (iii) or
            (xi) above;

                  (xv) Accounts owing by any account debtor listed on Schedule
            5.19 hereto (as updated from time to time pursuant to Section 6.1
            (d)(iii) hereto);

                  (xvi) Accounts, or portions thereof, otherwise deemed
            ineligible by the Lender in its sole discretion; or

                  (xvii) Accounts which arise in connection with the Borrower's
            Winter Dating Program (and is readily identifiable as such) and which has been outstanding more than 150 days after the date of such invoice; provided that in no event shall the aggregate amount of all Eligible Accounts arising in connection with the Winter Dating Program exceed 25% of the face amount of all Eligible Accounts during months one through three of the Winter Dating Program, 35% of the face amount of all Eligible Accounts during months four and five of the Winter Dating Program and 46% of the face amount of all Eligible Accounts during month six of the Winter Dating Program.

            "Eligible Inventory" means all Inventory of the Borrower (but not any other Obligor), at the lower of cost or market value as determined in accordance with GAAP; but excluding any Inventory having any of the following characteristics:

                  (i) Inventory that is: in-transit; located at any warehouse, job site or other premises other than Borrower's Premises in Ocala, Florida or Chicago, Illinois; not subject to a perfected first-priority security interest in favor of the Lender; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; or on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

                  (ii) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations;

                  (iii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                  (iv) Inventory that is subject to a Lien in favor of any
            Person other than the Lender; or

                  (v) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

            "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

            "Equipment" means, with respect to any Obligor, all of such Obligor's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by any Obligor.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes any Obligor and which is treated as a single employer under Section 414 of the IRC.

            "Event of Default" has the meaning specified in Section 7.1.

            "Final Order" means an order of the Bankruptcy Court entered in the Bankruptcy Cases after a final hearing under Bankruptcy Rule 4001(c)(2), in all respects satisfactory to the Lender in its sole discretion, signed and certified by the Clerk of the Bankruptcy Court as having been duly entered and in full force and effect no later than thirty (30) days after entry by the Bankruptcy Court of the Interim Order (or any earlier date upon which the making of any Advance or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Advances then outstanding and the Letters of Credit outstanding would exceed the amount thereof which was authorized by the Bankruptcy Court in the Interim Order).

            "Funding Date" means the date all of the conditions set forth in
      Section 4.1 are satisfied.

            "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

            "General Intangibles" means, with respect to any Obligor, all of such Obligor's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use such Obligor's name, and the goodwill of such Obligor' s business.

            "Guarantors" means Parent, U.S. Plastic Lumber Finance, U.S. Plastic Lumber IP, and Eaglebrook Group, in each case as debtors and debtors in possession, and any other Person now or hereafter guarantying the Obligations, and "Guarantor" means any of them.

            "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

            "Infringement" means when used with respect to Intellectual Property Rights, any infringement or other violation of Intellectual Property Rights.

            "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

            "Interim Order" has the meaning given to such term in Section
      4.1(u).

            "Inventory" means, with respect to any Obligor, all of such Obligor's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

            "Investment Property" means, with respect to any Obligor, all of such Obligor's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

            "IRC" means the Internal Revenue Code of 1986, as amended.

            "Issuer" means the issuer of any Letter of Credit.

            "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

            "L/C Application" means an application and agreement for a letter of credit in a form acceptable to the Issuer and the Lender.

            "Lessor Estoppel and Agreement" means that certain Lessor Estoppel and Agreement executed by 2600 Roosevelt Associates, L.L.C., an Illinois limited liability company, in favor of the Lender.

            "Letter of Credit" has the meaning give to such term in Section 2.5.

            "Licensed Intellectual Property" has the meaning given to such term in Section 5.11(c).

            "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

            "Loan Documents" means this Agreement, the Note, the Security Documents, any L/C Application and each agreement, document, instrument or certificate to be executed and delivered by any Obligor as a condition to closing pursuant to Section 4.j. or to be executed and delivered by an Obligor subsequent to closing pursuant to the terms of any Loan Document or any order of the Bankruptcy Court.

            "Lockbox" has the meaning given to such term in the Lockbox
      Agreement.

            "Lockbox Agreement" means the Lockbox Agreement by and among the Borrower, Wachovia Bank and the Lender, of even date herewith.

            "Material Adverse Effect" means any of the following:

                  (i) a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Obligors, taken as a whole;

                  (ii) a material adverse effect on the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents; or

                  (iii) a material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Orders and the Security Documents, including a material adverse effect on the validity or enforceability of the Lender's Superpriority Claim, any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority or enforceability of the Lender's first-priority Security Interests and Liens securing payment or performance of the Obligations.

            "Maturity Date" means December 2, 2004.

            "Maximum Line" means $3 million.

            "Minimum Interest Charge" has the meaning given to such term in
      Section 2.10(b).

            "Minimum Liquidity Reserve" means $50,000.00.

            "Mortgages" means (i) that certain Mortgage, Security Agreement, Financing Statement and Absolute Assignment of Rents and Revenues of even date herewith executed by the Borrower in favor of the Lender, to be recorded in Marion County, Florida; (ii) that certain Leasehold Mortgage, Security Agreement, Financing Statement and Absolute Assignment of Rents and Revenues of even date herewith executed by the

      Borrower in favor of the Lender, to be recorded in Cook County, Illinois; and (iii) any other mortgage, deed of trust, deed to secure debt, or similar instrument or agreement pursuant to which any Obligor grants in favor of the Lender a security interest in and lien upon any fee or leasehold interest in real property owned by such Obligor.

            "Multiemployer Plan" means a multiemployer plan (as defined in Section 400 1(a)(3) of ERISA) to which any Obligor or any ERISA Affiliate contributes or is obligated to contribute.

            "Note" means the Borrower's revolving promissory note, payable to the order of the Lender, in substantially the form of Exhibit A hereto.

            "Obligation of Reimbursement" has the meaning given in Section
      2.7(a).

            "Obligations" means the Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which any Obligor may now or at any time hereafter owe to the Lender which arises under this Agreement, any other Loan Document, the Orders or any other document or order now or hereafter made, issued, delivered or given in connection herewith or therewith, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several.

            "Obligors" means the Borrower and the Guarantors, and "Obligor" means the Borrower or any Guarantor.

            "Ocala Personal Property" means all personal property of Borrower located at the Ocala Real Property including, but not limited to, all of the furniture, equipment, leasehold improvements, inventory, accounts, chattels, security deposits, utility deposits, credits and general intangibles and other assets of all kinds, tangible and intangible, used at or in connection with the business being operated at the Ocala Real Property by Borrower.

            "Ocala Real Property" means all of Borrower's land, buildings, structural additions, fixtures, electrical, heating and plumbing equipment, furnaces, air conditioners, lighting fixtures, carpeting, tile, linoleum, drinking fountains, hot water heaters, and other improvements located in the City of Ocala, County of Marion, State of Florida together with all privileges, rights, title, interests, easements, hereditaments, and appurtenances thereunto belonging to Borrower, and all right, title, and interest of Borrower in and to all streets, alleys, railways, passages, and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof).

            "Off-the-Shelf Software" has the meaning given to such term in
      Section 5.11(c).

            "Officer" means, with respect to any Obligor, an officer of such Obligor.

            "Option" means that certain Option to Purchase between the Borrower and 2600

      Roosevelt Associates, L.L.C., an Illinois limited liability company, which grants to the Borrower an option to purchase certain real property in Cook County, Illinois, where the Borrower presently conducts business.

            "Orders" means, collectively, the Interim Order and the Final Order.

            "Owned Intellectual Property" has the meaning given in Section 5.11(a).

            "Owner" means, with respect to any Obligor, each Person having legal or beneficial title to an ownership interest in such Obligor or a right to acquire such an interest.

            "Parent" means U.S. Plastic Lumber Corp., a Nevada corporation.

            "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement executed by the Obligors named therein in favor of the Lender of even date herewith.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Obligor or any ERISA Affiliate and covered by Title IV of ERISA.

            "Permitted Lien" means:

                  (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Obligors in accordance with GAAP;

                  (b) carriers', warehousemen' s, mechanics', materialmens', repairmens' or other like Liens arising on or after the Petition Date by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Obligors in accordance with GAAP; and

                  (c) other Liens or title defects (including matters which an accurate survey might disclose and exceptions to title set forth in title insurance with respect to the Mortgages) which (x) do not secure Debt (other than the Obligations) and (y) do not materially detract from the value of such property or materially impair the use thereof by any Obligor in the operation of its business.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Petition Date" means July 23, 2004.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of any Obligor or any ERISA Affiliate.

            "Plan of Reorganization" means any plan of reorganization filed or to be filed with the Bankruptcy Court in any of the Bankruptcy Cases.

            "Pre-Petition Indebtedness" has the meaning given to such term in
      Section 6.4.

            "Pre-Petition Purchase Money Liens" means the liens granted by the Borrower in certain of its equipment to certain equipment lenders who financed the purchase of said equipment, including General Electric Capital Corporation, People's Capital and Leasing Corp., Siemens Financial Services, Inc., HSBC Business Credit (USA), Inc. and CIT Group/Equipment Financing, Inc. as further identified on Schedule 5.10.

            "Premises" means all premises where any Obligor conducts its business and has any rights of possession, including the premises legally described in Exhibit B attached hereto.

            "Product Warranty Claims" means any claim against any Obligor regarding allegedly defective products or materials sold by an Obligor to a customer or distributor, whether asserted or unasserted, liquidated or unliquidated, fixed or contingent.

            "Professional Expense Cap" has the meaning given to such term in
      Section 3.9(e).

            "Related Documents" has the meaning given to such term in Section 2.8(a).

            "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

            "Sale" means the sale of the Ocala Real Property and the Ocala Personal Property to the purchaser party to the Asset Purchase Agreement (or to such higher and better bidder as the Bankruptcy Court shall determine) pursuant to Section 3 63(f) of the Bankruptcy Code.

            "Sale Milestones" has the meaning given to such term in Section 2.3.

            "Sale Motion" has the meaning given to such term in Section 2.3(c).

            "Security Documents" means this Agreement, the Lockbox Agreement, the Blocked Account Agreement, the Mortgages, the Lessor Estoppel and Agreement, the Patent and Trademark Security Agreement, and any other document, agreement, certificate or financing statement delivered to the Lender from time to time to secure the

      Obligations or to protect the Lender or its Security Interest.

            "Security Interest" has the meaning given to such term in Section
      3.1.

            "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.6.

            "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any Obligor, by any Obligor and one or more other Subsidiaries, or by one or more other Subsidiaries of any Obligor.

            "Superpriority Claim" shall mean a claim against the Borrower or any other Obligor, as applicable, in the Bankruptcy Cases that constitutes an allowed administrative expense claim in the Bankruptcy Cases with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), and 726 of the
      Bankruptcy Code; provided, that priority status of the Obligations and the Liens securing the same shall be subject to the Carve-Out.

            "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Credit Facility is deemed terminated pursuant to Section 2.14 by delivery by the Borrower of written notice of termination, , (iii) the effective date of any confirmed Plan of Reorganization, (iv) the appointment by the Bankruptcy Court of a trustee or examiner having enlarged powers (powers beyond those set forth in Sections 1 106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business of any Obligor, (v) the date any Bankruptcy Case is converted to a Chapter 7 proceeding or is dismissed, or (vi) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

            "UCC" means the Uniform Commercial Code as in effect in the State of California, or in any other state whose laws are held to govern this Agreement or any Loan Document or any portion hereof or thereof.

            "U.S. Plastic Lumber Finance" means U.S. Plastic Lumber Finance Corporation, a Delaware corporation.

            "U.S. Plastic Lumber IP" means U.S. Plastic Lumber IP Corporation, a Delaware corporation.

            "Winter Dating Program" has the meaning set forth in the side letter, dated the date hereof, from Lender and acknowledged by the Obligors.

            SECTION 1.2 OTHER DEFINITIONAL TERMS; RULES OF INTERPRETATION. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including this Agreement or any other Loan Document), document or instrument means such agreement, document or instrument as amended, modified, replaced or restated and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   ARTICLE II
                     AMOUNT AND TERMS OF THE CREDIT FACILITY

            SECTION 2.1 ADVANCES. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances (each an "Advance") to the Borrower from time to time from the Funding Date to the Termination Date. The Lender shall have no obligation to make an Advance to the extent the amount of the requested Advance exceeds the Availability. The Borrower's obligation to pay the Advances shall be evidenced by the Note and shall be secured by the Collateral. The Credit Facility is a revolving credit facility, and thus funds may be requested, repaid, and reborrowed prior to the Termination Date as provided in this Agreement.

            SECTION 2.2 PROCEDURES FOR REQUESTING ADVANCES. The Borrower shall comply with the following procedures in requesting Advances:

            (a) Time for Requests. The Borrower shall request each Advance not later than 12:00 p.m., Los Angeles, California time on the Banking Day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Lender in the form of Exhibit C, and shall be by (i) an Officer of the Borrower; or (ii) a person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

            (b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with Wachovia Bank or other mutually agreed upon banking institution unless the Lender and the Borrower shall agree in writing to another manner of disbursement

            SECTION 2.3 SALE MILESTONES. THE BORROWING Base shall include the Minimum Liquidity Reserve until each of the following conditions is satisfied, as determined by the Lender in its sole discretion (collectively, the "Sale Milestones"):

            (a) Asset Purchase Agreement. The Obligors shall have delivered to the Lender an Asset Purchase Agreement (the "Asset Purchase Agreement") executed by Borrower and the purchaser party thereto by September 15, 2004 for the sale of the Ocala Real Property and the Ocala Personal Property for a cash purchase price of at least $3,000,000.00 in form and content acceptable to the Lender and contingent upon, among other things, an order of the Bankruptcy Court approving the consummation of the sale pursuant to
      Section 363 of the Bankruptcy Code of the Ocala Real Property and the Ocala Personal Property to such purchaser on the terms set forth in such Asset Purchase Agreement. The closing of the purchase and sale of the Ocala Real Property and Ocala Personal Property shall occur on or before October 15, 2004.

            (b) Purchaser's Financing. The Obligors shall have established that the purchaser party to the Asset Purchase Agreement has the financial ability to pay the stated purchase price for the Ocala Real Property and the Ocala Personal Property by providing to the Lender financial statements, loan commitments or such other documentation as the Lender shall request.

            (c) Sale Motion. The Obligors shall have filed in the Bankruptcy Cases a motion (the "Sale Motion") to sell the Ocala Real Property and the Ocala Personal Property to the purchaser party to the Asset Purchase Agreement (or to such higher and better bidder as the Bankruptcy Court shall determine) pursuant to Section 363(f) of the Bankruptcy Code and in accordance with the Asset Purchase Agreement. The Sale Motion shall be in form and substance satisfactory to the Lender. An order of the

      Bankruptcy Court approving the consummation of the sale pursuant to
      Section 363 of the Bankruptcy Code of the Ocala Real Property and the Ocala Personal Property to such purchaser on the terms set forth in such Asset Purchase Agreement shall have been entered on or before October 15, 2004.

            (d) Bidding Procedures Motion. The Obligors shall have filed in the Bankruptcy Cases, a motion (the "Bidding Procedures Motion") to establish bidding procedures relating to the Sale described in the Sale Motion and shall seek an expedited hearing on the Bidding Procedures Motion. The Bidding Procedures Motion on same shall be in form and content satisfactory to the Lender.

      Notwithstanding anything to the contrary in this Agreement, the Lender shall have no obligation to make Advances which cause the outstanding balance of the Credit Facility to be more than $1 million unless all of the Sale Milestones have been satisfied, as determined by the Lender in its sole discretion.

            SECTION 2.4 INTENTIONALLY OMITTED.

            SECTION 2.5 LETTERS OF CREDIT.

            (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account by guaranteeing payment of the Borrower's obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

                  (i) $500,000.00 less the L/C Amount, or

                  (ii) Availability.

      Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

            (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

            (c) Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

            SECTION 2.6 SPECIAL ACCOUNT. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender's sole discretion. No Obligor may withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.

            SECTION 2.7 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT; OBLIGATION OF REIMBURSEMENT. The Borrower acknowledges that the Lender, as co applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrower shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

                  (b) Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make an Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Advance thereto. Such Advance shall be repayable in accordance with and be treated in all other respects as an Advance hereunder.

                  (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain an Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain an Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make an Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

                  (d) The Borrower's obligation to pay any Advance made under this

      Sections, shall be evidenced by the Note and shall bear interest as provided in Section 2.10.

            SECTION 2.8 OBLIGATIONS ABSOLUTE. The Borrower's obligations arising under Section 2.7 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.7, under all circumstances whatsoever, including (without limitation) the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents")

            (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

            (c) the existence of any claim, setoff, defense or other right which any Obligor may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

            (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (e) payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

            (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            SECTION 2.9 INVENTORY APPRAISALS. The Lender may obtain, and may from time to time update, at the Borrower's expense, an appraisal of Inventory by an appraiser acceptable to the Lender in its sole discretion.

            SECTION 2.10 INTEREST; MINIMUM INTEREST CHARGE; DEFAULT INTEREST; PARTICIPATIONS; USURY.

            (a) Note. Except as set forth in Subsections (c) and (e), the outstanding principal balance of the Note shall bear interest at 1.25% per month

            (b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Subsection (a), but subject to Subsection (e), the Borrower shall pay to the Lender interest of not less than $15,000 per month (the "Minimum Interest Charge") during the term of this Agreement.

            (c) Default Interest Rate. Upon notice to the Borrower from the Lender from time to time of an Event of Default, the principal of the Advances outstanding from time to time, but subject to Section 2.10(e), shall bear interest at the Default Rate, effective as of the first day of the Default Period through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire Default Period shall not be a waiver of its right to later charge the Default Rate for the entire Default Period.

            (d) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.10, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.10, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

            (e) Usury. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between one or more Obligors and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

            SECTION 2.11 FEES.

            (a) Commitment Fee. The Borrower shall pay the Lender a fully earned and non-refundable commitment fee of $50,000, payable at the entry of the Final Order.

            (b) Audit Fees. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or any Obligor's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $950 per day per auditor plus out-of-pocket expenses).

            (c) INTENTIONALLY OMITTED.

            (d) Letter of Credit Fees. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of six percent (6%), of the aggregate amount that may then be drawn under it assuming compliance with all conditions for drawing (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to twelve percent (12%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer with respect to or in connection with such Letter of Credit.

            (e) Letter of Credit Administrative Fees. The Borrower shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

            (f) Termination Fee. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before the Maturity Date, or
      (ii) by the Borrower as of a date other than the Maturity Date, the Borrower shall pay to the Lender a fee in an amount equal to $50,000 less the amount of interest paid to the Lender under this Agreement.

            (g) Other Fees. The Lender may from time to time, upon five (5) days prior notice to the Borrower during a Default Period, charge additional fees for Advances made and Letters of Credit issued in excess of Availability, for late delivery of reports, in lieu of imposing interest at the Default Rate, and for other reasons. The Borrower's request for an Advance or the issuance of a Letter of Credit at any time after such notice is given and such five (5) day period has elapsed shall constitute the Borrower's agreement to pay the fees described in such notice.

            SECTION 2.12 TIME FOR INTEREST PAYMENTS; PAYMENT ON NON-BANKING DAYS; COMPUTATION OF INTEREST AND FEES

            (a) Time For Interest Payments. Interest shall be due and payable in arrears on the last day of each month and on the Termination Date.

            (b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

            (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

            SECTION 2.13 LOCKBOX; CASH COLLATERAL ACCOUNT; APPLICATION OF PAYMENTS.

            (a) Lockbox and Cash Collateral Account.

                  (i) The Obligors shall instruct all account debtors to pay all
            Accounts directly to the Lockbox. If, notwithstanding such instructions, any Obligor receives any payments on Accounts, such Obligor shall deposit such payments into the Cash Collateral Account. The Obligors shall also deposit all other cash proceeds of Collateral directly to the Cash Collateral Account. Until so deposited, such Obligor shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Cash Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

                  (ii) All items deposited in the Cash Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Cash Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Cash Collateral Account, whether or not in fact endorsed by the Borrower.

            (b) Application of Payments.

                  (i) Each Obligor acknowledges and agrees that, in accordance with the Lockbox Agreement, all available funds in the Cash Collateral Account shall be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Cash Collateral Account shall not be subject to withdrawal by any Obligor, except after full and indefeasible payment and discharge of all Obligations.

                  (ii) All payments to the Lender shall be made in immediately available funds, and shall be applied to the Obligations upon receipt of immediately available funds by the Lender. Funds received from the Cash Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations.

            SECTION 2.14 VOLUNTARY PREPAYMENT; TERMINATION OF THE CREDIT FACILITY BY THE BORROWER. Except as otherwise provided herein, the Borrower may terminate the Credit Facility at any time if it (I) gives the Lender at least three (3) Banking Days' prior written notice and (ii) pays the Lender the termination fee in accordance with Section 2.11(f). If the Borrower terminates the Credit Facility, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and indefeasible payment and performance of all Obligations, the Lender shall, at the Obligor's expense, release or terminate the Security Interest and the Security Documents to which the Obligors are entitled bylaw.

            SECTION 2.15 MANDATORY PREPAYMENT. Without notice or demand, if the sum of the outstanding principal balance of the Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.15 or under Section 2.14 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

            SECTION 2.16 ADVANCES TO PAY OBLIGATIONS. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in
Section 4.2 would not be satisfied, make an Advance in an amount equal to the portion of the Obligations from time to time due and payable.

            SECTION 2.17 USE OF PROCEEDS. The Borrower shall use the proceeds of Advances and each Letter of Credit only to (a) pay fees due the United States Trustee pursuant to 28 U.S.C. Section 1930; and (b) provide working capital for the Obligors in accordance with the Budget and this Agreement.

            SECTION 2.18 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Obligors will admit and certify in writing the exact principal balance of the Obligations that the Obligors then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Obligors unless the Obligors give the Lender specific written notice of exception within ten (10) days of receipt by the Borrower.

                                   ARTICLE III
             SECURITY INTEREST; PRIORITY OCCUPANCY; SETOFF AND LIENS

            SECTION 3.1 GRANT OF SECURITY INTEREST. Each Obligor hereby pledges, assigns and grants to the Lender a Lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, each Obligor will grant the Lender a security interest in all commercial tort claims it may have against any Person.

            SECTION 3.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor of any Obligor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. Each Obligor will join in giving such notice if the Lender so requests. At any time after an Obligor or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in each Obligor's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Obligor's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of each Obligor's mail to any address designated by the Lender, otherwise intercept any Obligor's mail, and receive, open and dispose of any Obligor's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Obligor's account or forwarding such mail to the Obligor's last known address.

            SECTION 3.3 ASSIGNMENT OF INSURANCE. Subject to an order of the Bankruptcy Court authorizing the financing of insurance premiums, as additional security for the payment and performance of the Obligations, each Obligor hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Obligor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and each Obligor hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in any Obligor's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

            SECTION 3.4 OCCUPANCY.

            (a) Each Obligor hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

            (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

            (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

            (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

            SECTION 3.5 LICENSE. Without limiting the generality of any other Security Document, each Obligor hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of such Obligor for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by such Obligor for its own manufacturing and subject to such Obligor's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

            SECTION 3.6 FINANCING STATEMENT. Each Obligor acknowledges that pursuant to the Orders, the Liens in favor of the Lender in all Collateral shall be perfected without the taking of any further action, including recordation of any instruments of mortgage or assignment, or the recording or filing of any financing statements, notices of liens or other similar instruments. Notwithstanding the foregoing, each Obligor authorizes the Lender to file from time to time such financing statements against the Collateral described as "all personal property" or describing specific items of Collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by such Obligor (if required) is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

            Legal name and address of Borrower:

            U. S. Plastic Lumber, Ltd. d/b/a U.S. Plastic Lumber Inc.-Worldwide 2300 Glades Road, Suite 440W
            Boca Raton, FL 33431
            Federal Employer Identification No. 65-0805250
            Organizational Identification No. _________________________________

            Legal name and address of Parent:

            U.S. Plastic Lumber Corp.
            2300 Glades Road, Suite 440W
            Boca Raton, FL 33431
            Federal Employer Identification No. 87-0404343
            Organizational Identification No. _______________

            Legal name and address of U.S. Plastic Lumber IP:

            U.S. Plastic Lumber IP Corporation
            2300 Glades Road, Suite 440W
            Boca Raton, FL 33431
            Federal Employer Identification No. 58-2476434
            Organizational Identification No. ______________

            Legal name and address of U.S. Plastic Lumber Finance:

            U.S. Plastic Lumber Finance Corporation
            2300 Glades Road, Suite 440W
            Boca Raton, FL 33431
            Federal Employer Identification No. 58-247-6436
            Organizational Identification No. ____________________

            Legal name and address of Eaglebrook Group:

            The Eaglebrook Group, Inc.
            2300 Glades Road, Suite 440W
            Boca Raton, FL 33431
            Federal Employer Identification No. 36-3545936
            Organizational Identification No. ____________________

            Name and address of Secured Party:

            AMPAC Capital Solutions, LLC
            7380 S. Eastern Ave., Ste. 150
            Las Vegas, NV 89123

            SECTION 3.7 SETOFF. Subject to the Orders, the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Obligor by the Lender or any of its affiliates, whether or not due, against any Obligation, whether or not due. In addition, subject to the Orders, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person or any of its affiliates to any Obligor, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to such Obligor the amount of such participating interest.

            SECTION 3.8 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Obligors are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Obligors may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. Each Obligor waives any right it may have to require the Lender to pursue any third person for any of the Obligations.

            SECTION 3.9 PRIORITY AND LIENS.

            (a) Pursuant to section 364(c)(l) of the Bankruptcy Code, the Obligations of the Obligors hereunder and under the other Loan Documents shall at all times constitute allowed Superpriority Claims in the Bankruptcy Cases and in any future Chapter 7 case.

            (b) Pursuant to section 364(c)(2) of the Bankruptcy Code, the Obligations of each Obligor hereunder and under the other Loan Documents shall at all times be secured by a first-priority Lien senior to all other Liens on all property of each such Obligor, real and personal, whether now owned or hereafter acquired, in each case, to the extent that such property is not subject to a valid, perfected, enforceable and nonavoidable Lien in existence on the Petition Date.

            (c) Pursuant to section 364(d)(l) of the Bankruptcy Code, the Obligations of each Obligor hereunder and under the other Loan Documents shall at all times be secured by a perfected senior priming Lien upon all property of such Obligor, real and personal, whether now owned or hereafter acquired, provided, that such senior priming Liens shall be subject to the payment of the Carve-Out as described in clause (e) below and the Pre-Petition Purchase Money Liens.

            (d) As to all real property the title to which is held by any Obligor, or the possession of which is held by any Obligor pursuant to a leasehold interest, such Obligor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Lender all of the right, title, and interest of such Obligor in and to all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of such Obligor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all General Intangibles relating thereto and all proceeds thereof.

            (e) The Liens on the Collateral under Sections 364(c)(2) and (d)(1) of the Bankruptcy Code, for the benefit of the Lender, and the Superpriority Claim under Section 364(c)(1) of the Bankruptcy Code afforded the Obligations, shall be subject to the following (collectively, the "Carve-Out"): (i) the unpaid fees due and payable to the Clerk of the Court and the U.S. Trustee pursuant to 28 U.S.C. Section 1930 and (ii) allowed, unpaid claims for fees and expenses incurred by professionals retained pursuant to an order of the Bankruptcy Court in an amount not to exceed $300,000 in the aggregate (the "Professional Expense Cap") only in the event that the Maximum Line has been fully utilized (in the event that Lender makes Advances less than the Maximum Line, the Professional Expense Cap shall be limited to ten (1 0)% of the outstanding Advances); provided that (A) no Advance, including any Advance used to fund the Carve-Out, shall apply to or be available for any fees or expenses incurred in connection with the investigation, initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Lender, including, without limitation (x) challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations or the Liens of the Lender in respect thereof or (y) preventing, hindering or otherwise delaying, whether directly or indirectly, the exercise by the Lender of any of its rights and remedies under this Agreement or the other Loan Documents or the enforcement or realization upon any of the Lender's Liens on or security interests in any applicable Collateral, and (B) in no event shall any of the Carve-Out (x) be paid from amounts on deposit in the Cash Collateral Account or (y) include any fees or expenses arising after the conversion of a Bankruptcy Case under Chapter 11 of the Bankruptcy Code to a case under Chapter 7 of the Bankruptcy Code (other than as permitted under clause (i) above).

                                   ARTICLE IV
                              CONDITIONS OF LENDING

            SECTION 4.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND LETTER OF CREDIT. The Lender's obligation to make the initial Advance hereunder or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

            (a) This Agreement, properly executed by the Obligors.

            (b) The Note, properly executed by the Borrower.

            (c) INTENTIONALLY OMITTED.

            (d) INTENTIONALLY OMITTED.

            (e) A true and correct copy of any and all agreements pursuant to which any Obligor' s property is in the possession of any Person other than any Obligor.

            (f) The Lockbox Agreement, properly executed by the Borrower, Wachovia Bank and the Lender within ten days of Closing and evidence of closing of all other bank accounts other than Wachovia within ten days of Closing.

            (g) The Blocked Account Agreement, properly executed by the Borrower, the Parent, Wachovia Bank and the Lender within ten days of Closing and evidence of closing of all other bank accounts other than Wachovia within ten days of Closing.

            (h) The Mortgages, properly executed by the Obligor named therein.

            (i) INTENTIONALLY OMITTED.

            (j) An Environmental Indemnity Agreement for each Premises, properly executed by the Obligor named therein.

            (k) INTENTIONALLY OMITTED.

            (l) The Patent and Trademark Security Agreement, properly executed by the Obligors.

            (m) The Lessor Estoppel and Agreement, properly executed by 2600 Roosevelt Associates, L.L.C., an Illinois limited liability company.

            (n) Within fifteen (15) days of Closing, current searches from the Delaware, Nevada, Illinois, Florida, and California secretaries of state showing that no Liens have been filed and remain in effect against any Obligor except (i) the Liens listed on Schedule 5.10 and (ii) any financing statements, fixture filings or Mortgages filed by the Lender.

            (o) For each Obligor, a certificate of such Obligor's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of such Obligor's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents,
      (ii) true, correct and complete copies of such Obligor's Constituent Documents, and (iii) examples of the signatures of the Obligor's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on their behalf.

            (p) For each Obligor, current certificate issued by the Secretary of State of the state of its formation, certifying that such Obligor is in compliance with all applicable organizational requirements of such State.

            (q) For each Obligor, evidence that such Obligor is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

            (r) A certificate of an Officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

            (s) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

            (t) Payment of the fees and commissions due under Section 2.11 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.6, including all legal expenses incurred through the date of this Agreement within ten (10) days of the date hereof.

            (u) Interim Order. The Lender shall have received a signed copy of the interim order (the "Interim Order") of the Bankruptcy Court with the Budget attached thereto (with such modifications as are approved by the Lender in its sole discretion) authorizing and approving the making of Advances and the issuance of Letters of Credit contemplated hereby and by the other Loan Documents and the granting of the Superpriority Claim status and Liens as described in Section 3.9 and the Interim Order. The Interim Order (i) shall have been entered upon an application or motion of the Obligors satisfactory in form and substance to the Lender in its sole discretion, (ii) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered, (iii) shall have authorized extensions of credit by the Lender in the amounts set forth in the Budget consisting of Advances and Letters of Credit and include, without limitation, a finding and ruling to the effect that the Advances and Letters of Credit made or issued pursuant to the Interim Order are made in good faith within the meaning of Section 364(e) of the Bankruptcy Code, (iv) shall approve the payment by the Obligors of all of the fees and expenses set forth herein, and (v) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed or the subject of a stay pending appeal.

            (v) Additional Documents. The Obligors shall have executed and delivered to the Lender such other documents which the Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

            (w) Budget. On or before the Closing Date, the Lender shall have received the Budget, in form and substance satisfactory to the Lender in its sole discretion.

            (x) Financial Advisor. The Borrower shall have retained and appointed Triax Capital Advisors, LLC as a financial advisor and the Lender shall be satisfied with the terms of such retention and appointment, all of which shall be approved by entry of an order from the Bankruptcy Court.

            SECTION 4.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT.

The Lender's obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that:

            (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

            (b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default;

            (c) since the Petition Date, no event or series of events shall have occurred, which the Lender determines to constitute a material adverse change in (i) the assets, liabilities, business, operations, condition (financial or otherwise), properties or prospects of the Borrower or any other Obligor, (ii) the enforceability of the Liens, rights and remedies of the Lender under the Loan Documents and the Orders, (iii) the ability of the Borrower or the other Obligors to timely pay the Obligations in full when due and to perform their covenants, agreements and obligations under the Loan Documents and the Orders or (iv) the value of the assets of the Borrower and the other Obligors;

            (d) the Lender shall have received evidence satisfactory to it that the Borrower is operating in compliance with the Budget;

            (e) none of the Bankruptcy Cases shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, no Obligor shall have filed an application for any order dismissing any Bankruptcy Case or converting any Bankruptcy Case to a case under Chapter 7 or the Bankruptcy Code, and no trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code and no examiner with powers beyond the duty to investigate and report, as set forth in Sections 1 106(a)(3) and (4) of the Bankruptcy Code, shall have been appointed in the Bankruptcy Cases. No application shall have been filed by any Obligor for the approval of any other first priority administrative claim in the Bankruptcy Cases which is pan passu with or senior to the claims of the Lender against the Obligor (and, other than the Carve-Out, no such claim or Lien has arisen) and no Obligor shall have failed to oppose any such motion filed by any other Person;

            (f) the Interim Order shall not have been appealed, stayed, reversed, modified or amended in any respect and shall be in full force and effect; and

            (g) if such Advance or request for a Letter of Credit is requested more than thirty (30) days after the Interim Order, the Final Order shall have been entered and in full force and effect and shall not have been appealed, stayed, reversed, modified or amended in any respect.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Each Obligor represents and warrants to the Lender on the date of this Agreement and on each date an Advance is requested, as follows:

            SECTION 5.1 EXISTENCE AND POWER: NAME: CHIEF EXECUTIVE OFFICE:
INVENTORY AND EQUIPMENT LOCATIONS: FEDERAL EMPLOYER IDENTIFICATION NUMBER. Each Obligor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its formation set forth in Schedule 5.1 and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. Each Obligor's name as set forth in its Constituent Documents is correctly set forth on Schedule 5.1. During its existence, each Obligor has done business solely under the names for such Obligor set forth in
Schedule 5.1. Each Obligor's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 and all of such Obligor' s records relating to its business or the collateral are kept at such location. All Inventory and Equipment of such Obligor is located at that location or at one of the other locations listed in Schedule 5.1 for such Obligor. Each Obligor's federal employer identification number is correctly set forth in Section 3.6.

            SECTION 5.2 CAPITALIZATION. Schedule 5.2 constitutes a correct and complete list of all ownership interests of the Obligors, and an organizational chart showing the ownership structure of all Obligors and their Subsidiaries.

            SECTION 5.3 AUTHORIZATION OF BORROWING~ NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by each Obligor of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of such Obligor' s Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Obligors or of any Obligor's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by such Obligor.

            SECTION 5.4 LEGAL AGREEMENTS. Subject to Bankruptcy Court approval, this

Agreement constitutes and, upon due execution by the applicable Obligors, each of the other Loan Documents will constitute, the legal, valid and binding obligations of the Obligors party thereto, enforceable against the Obligors party thereto in accordance with their respective terms.

            SECTION 5.5 SUBSIDIARIES. Except as set forth in Schedule 5.5 hereto, the Obligors have no Subsidiaries.

            SECTION 5.6 FINANCIAL CONDITION. The Obligors have furnished to the Lender their consolidated audited financial statements for the fiscal year ended December 31, 2002, consolidated unaudited financial statements for the fiscal year ended December 31, 2003, and consolidated unaudited financial statements for the fiscal year-to-date period ended June 30, 2004, and those statements fairly present the Obligors' financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles.

            SECTION 5.7 INTENTIONALLY OMITTED.

            SECTION 5.8 REGULATION U. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            SECTION 5.9 INTENTIONALLY OMITTED.

            SECTION 5.10 TITLES AND LIENS. Each Obligor has good and absolute title to all Collateral free and clear of all Liens, other than (i) Liens in existence on the Petition Date held by the holders of the Pre-Petition Purchase Money Liens, and (ii) other Liens, in each case as described on Schedule 5.10.

            SECTION 5.11 INTELLECTUAL PROPERTY RIGHTS.

      (a) OWNED INTELLECTUAL PROPERTY. SCHEDULE 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which any Obligor is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) each Obligor owns its Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Obligor indicated in Schedule J owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) each Obligor has taken all commercially reasonable action necessary to maintain and protect its Owned Intellectual Property.

      (b) AGREEMENTS WITH EMPLOYEES AND CONTRACTORS. Each Obligor has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to such Obligor, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with such Obligor (except to the extent prohibited by law), and further requiring such Person to cooperate with such Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

      (c) INTELLECTUAL PROPERTY RIGHTS LICENSED FROM OTHERS. Schedule 5.11 is a complete list of all agreements under which such Obligor has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments such Obligor is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements, copies of which have been given to the Lender, each Obligor's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, no Obligor is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

      (d) OTHER INTELLECTUAL PROPERTY NEEDED FOR BUSINESS. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Obligor's businesses as they are presently conducted or as the Obligor reasonably foresees conducting them.

      (e) INFRINGEMENT. Except as disclosed on Schedule 5.11, no Obligor has knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that any Obligor must license or refrain from using the Intellectual Property Rights of any third party) nor, to any Obligor's knowledge, is there any threatened claim or any reasonable basis for any such claim.

            SECTION 5.12 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, no Obligor nor any ERISA Affiliate of any Obligor (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). No Obligor nor any ERISA Affiliate of any Obligor has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. No Obligor nor any ERISA Affiliate of any Obligor has (x) any accumulated funding deficiency (as defined in Section 302 of ERISA and

Section 412 of the IRC) under any Plan, whether or not waived, (y) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (z) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

            SECTION 5.13 DEFAULT. Except as set forth on Schedule 5.13, each Obligor is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

            SECTION 5.14 ENVIRONMENTAL MATTERS.

            (a) Except as set forth on Schedule 5.14, to each Obligor's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either any Obligor or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

            (b) To each Obligor's best knowledge, no Obligor has disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

            (c) Except as set forth on Schedule 5.14, to each Obligor's best knowledge, there are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or any Obligor, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To each Obligor's best knowledge, no such matter is threatened or impending.

            (d) Except as set forth on Schedule 5.14, to each Obligor's best knowledge, each Obligor's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the appropriate Obligor' s possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

            (e) To each Obligor's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

            (f) The Obligors have delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or any Obligor's businesses.

            SECTION 5.15 SUBMISSIONS TO LENDER. All financial and other information provided to the Lender by or on behalf of any Obligor in connection with the Obligors' request for the Credit Facility is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

            SECTION 5.16 INTENTIONALLY OMITTED.

            SECTION 5.17 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the applicable Obligor's records pertaining thereto as being obligated to pay such obligation except as set forth in Schedule 5.17.

            SECTION 5.18 BANK ACCOUNTS. Except for the Cash Collateral Account, any payroll account or the Blocked Accounts, no Obligor maintains or otherwise has any (a) checking, savings or other accounts at any bank or other financial institution or investment fund, (b) investment account, securities account, commodity account or any similar account with any securities intermediary or commodity intermediary or (c) other account where money is or may be deposited or maintained with any Person except as set forth in Schedule 5.18.

            SECTION 5.19 PRODUCT WARRANTY CLAIMS. To the knowledge of Obligors,
Schedule 5.19 sets forth the only account debtors with asserted or known potential Product Warranty Claims against any Obligor.

                                   ARTICLE VI
                                    COVENANTS

            So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower and each other Obligor, as the case may be, will comply with the following requirements, unless the Lender shall otherwise consent in writing:

            SECTION 6.1 REPORTING REQUIREMENTS. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

            (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's unaudited financial statements, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP and a certificate of the Borrower's chief financial officer in the form of Exhibit D hereto stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

            (b) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 20 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial Officer, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Budget.

            (c) WEEKLY FINANCIAL REPORTS. By the second Banking Day of each week, the Borrower will deliver to the Lender (i) a weekly cash flow statement as of the end of the previous week setting forth the actual revenues and expenses of the Obligors for such week, and (ii) a weekly reconciliation with respect to the Budget as of the end of the previous week setting forth the actual revenues and expenses of the Obligors as compared to the budgeted amounts for such categories.

            (d) COLLATERAL REPORTS. By the second Banking Day of each week, or more frequently if the Lender so requires, the Borrower will deliver to the Lender (i) agings of the Borrower's Accounts receivable and its accounts payable, (ii) an inventory certification report, (iii) a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory, including an updated
      Schedule 5.19 clearly identifying Product Warranty Claims that were not previously listed on Schedule ~ and (iv) a listing and copies of all credit memos relating to disputes or claims by the Borrower's customers, in each case determined as at the end of the previous week. The Borrower shall also provide such information to the Lender by the third Banking Day of each month, prepared as of the end of the previous month.

            (e) BANKRUPTCY SCHEDULES AND U.S. TRUSTEE REPORTS. The Obligors shall deliver to the Lender a copy of all reports they submit to the Bankruptcy Court, including, but not limited to, their schedules of assets and liabilities, schedules of current income and expenditures, schedules of executory contracts and unexpired leases, statements of financial affairs and lists of equity security holders, all as required and in the form prescribed by Bankruptcy Rule 1007, within the time period prescribed by the Bankruptcy Court. The Obligors shall also deliver to the Lender a copy of any and all interim, operating or other statements or reports required to be filed by the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court or the rules or procedures of the Office of the U.S. Trustee.

            (f) DEFAULTS. As promptly as practicable (but in any event not later than five (5) business days) after an Officer of any Obligor obtains knowledge of the occurrence of any Default or Event of Default, the Borrower or such other Obligor will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower or such other Obligor of the steps being taken by the Borrower or such other Obligor to cure the effect thereof.

            (g) BENEFIT PLANS. As soon as possible, and in any event within 30 days after any Obligor knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after any Obligor fails to make any quarterly contribution required with respect to any Pension Plan under Section 4 12(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event with 10 days after any Obligor knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such liability and the action which Borrower proposes to take with respect thereto.

            (h) INTENTIONALLY OMITTED

            (i) OFFICERS AND DIRECTORS. Promptly upon knowledge thereof, the Obligors will deliver to the Lender notice of any change in the persons constituting the Officers and Directors of any Obligor.

            (j) COLLATERAL. Promptly upon knowledge by any Obligor thereof, the Borrower will deliver to the Lender notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

            (k) COMMERCIAL TORT CLAIMS. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims any Obligor may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Obligor's damages, copies of any complaint or demand letter submitted by such Obligor, and such other information as the Lender may request.

            (l) INTELLECTUAL PROPERTY.

                  (i) INTENTIONALLY OMITTED

                  (ii) Promptly upon knowledge thereof, the Borrower will
            deliver to the Lender notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that any Obligor is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

                  (iii) Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to the Intellectual Property Rights of any Obligor.

            (m) INTENTIONALLY OMITTED

            (n) INTENTIONALLY OMITTED

            (o) INTENTIONALLY OMITTED

            (p) VIOLATIONS OF LAW. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any Obligor's violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect.

            (q) OTHER REPORTS. From time to time, with reasonable promptness, the Borrower will deliver to the Lender any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information with respect to any Obligor as the Lender may request.

            SECTION 6.2 VARIANCE FROM BUDGET. The weekly net total of receipts and disbursements for the Obligors, collectively, as reflected in the Weekly Net Cash Inflows/Outflows line item in the Budget, shall not, for any week, have a negative variance of more than fifteen percent (15%) unless otherwise agreed to by the Lender in its sole discretion.

            SECTION 6.3 NEGATIVE PLEDGE. No Obligor will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (or any income therefrom or any right to receive income therefrom), or apply to the Bankruptcy Court for authority to do any of the foregoing, except:

            (a) Liens existing as of the Petition Date which are set forth on
      Schedule 5.10 hereto;

            (b) Permitted Liens;

            (c) the Security Interest and Liens of the Lender; and

            (d) the adequate protection Lien provided to the holder of any Lien set forth on Schedule 5.10 pursuant to the Orders and which is junior and subordinate to the Security Interest and Liens described in clause (c) above.

            SECTION 6.4 INDEBTEDNESS. No Obligor will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on such Obligor's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

            (a) the Obligations;

            (b) indebtedness in existence on the Petition Date and listed on
      Schedule 6.4 hereto (the "Pre-Petition Indebtedness") and

            (c) indebtedness incurred consistent with Section 2.17.

            SECTION 6.5 GUARANTIES. No Obligor will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

            (a) the endorsement of negotiable instruments by such Obligor for deposit or collection or similar transactions in the ordinary course of its business;

            (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto; and

            (c) the guarantees hereunder.

            SECTION 6.6 INVESTMENTS AND SUBSIDIARIES. No Obligor will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:

            (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-i" or "A-2" by Standard & Poors Corporation or "P-l" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

            (b) expenses set forth as a line item in the Budget; and

            (c) current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

            SECTION 6.7 DIVIDENDS AND DISTRIBUTIONS. No Obligor will declare or pay any dividends on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

            SECTION 6.8 SALARIES. No Obligor will pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, from the rate of compensation in effect on the Petition Date.

            SECTION 6.9 INTENTIONALLY OMITTED

            SECTION 6.10 BOOKS AND RECORDS: INSPECTION AND EXAMINATION. Each Obligor will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to its business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of such Obligor at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Obligor, and to discuss such Obligor's affairs with any of its Directors, Officers, employees or agents. Each Obligor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at such Obligor's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding such Obligor.

Each Obligor will permit the Lender, or its employees, accountants, attorneys or agents, upon request, to examine and inspect any Collateral or any other property of such Obligor at any time during ordinary business hours.

            SECTION 6.11 ACCOUNT VERIFICATION. The Lender may at any time, and from time to time, send or require the Borrower or any other Obligor to send requests for verification of accounts or notices of assignment to account debtors and other obligors with respect to Accounts. The Lender may also at any time, and from time to time, telephone account debtors and other obligors with respect to Accounts to verify Accounts.

            SECTION 6.12 COMPLIANCE WITH LAWS.

            (a) Each Obligor will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

            (b) Without limiting the foregoing undertakings, each Obligor specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

            SECTION 6.13 PAYMENT OF TAXES AND OTHER CLAIMS. Each Obligor will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of such Obligor; provided, that such Obligor shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

            SECTION 6.14 MAINTENANCE OF PROPERTIES.

            (a) Each Obligor will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.14 shall prevent such Obligor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Obligor' s judgment, desirable in the conduct of such Obligor's business and not disadvantageous in any material respect to the Lender.

      Each Obligor will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

            (b) Each Obligor will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Obligors will keep all Collateral free and clear of all Liens except Permitted Liens. Each Obligor will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

            SECTION 6.15 INSURANCE. The Obligors will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Obligors operate. Without limiting the generality of the foregoing, the Obligors will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

            SECTION 6.16 PRESERVATION OF EXISTENCE. Each Obligor will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

            SECTION 6.17 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, each Obligor will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by such Obligor.

            SECTION 6.18 SALE OR TRANSFER OF ASSETS: SUSPENSION OF BUSINESS OPERATIONS. Except as otherwise set forth herein, no Obligor will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and the Sale, and will not liquidate, dissolve or suspend business operations. No Obligor will transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that any Obligor may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If any Obligor transfers any Intellectual Property Rights for value, such Obligor will pay over the proceeds to the Lender for application to the Obligations. No Obligor will license any other Person to use any of its Intellectual Property Rights, except that any Obligor may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

            SECTION 6.19 CONSOLIDATION AND MERGER: ASSET ACQUISITIONS. No Obligor will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

            SECTION 6.20 SALE AND LEASEBACK. No Obligor will enter into any arrangement, directly or indirectly, with any other Person whereby such Obligor shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Obligor intends to use for substantially the same purpose or purposes as the property being sold or transferred.

            SECTION 6.21 RESTRICTIONS ON NATURE OF BUSINESS. No Obligor will engage in any line of business materially different from that presently engaged in by such Obligor and will not purchase, lease or otherwise acquire assets not related to its business.

            SECTION 6.22 ACCOUNTING. No Obligor will adopt any material change in accounting principles other than as required by GAAP. No Obligor will adopt, permit or consent to any change in its fiscal year.

            SECTION 6.23 DISCOUNTS. ETC. After notice from the Lender, the Obligors will not grant any discount, credit or allowance to any customer of such Obligor or accept any return of goods sold. The Obligors will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor with respect to my amount owing to any Obligor.

            SECTION 6.24 BENEFIT PLANS. Neither any Obligor nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan,
(ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

            SECTION 6.25 PLACE OF BUSINESS: NAME. No Obligor will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location except for the Ocala Real Property. The Obligors will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Obligor will change its name or jurisdiction of organization.

            SECTION 6.26 CONSTITUENT DOCUMENTS. The Obligors will not amend their Constituent Documents.

            SECTION 6.27 PERFORMANCE BY THE LENDER. If any Obligor at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein or in any other Loan Document, and if such failure shall continue for a period of three (3) Banking Days after the Lender gives such Obligor written notice thereof (or in the case of the agreements contained in Sections 6.13 and immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Obligor (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Obligors shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of any Obligor, each Obligor hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as such Obligor' s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Obligor any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Obligor under this Section 6.27.

            SECTION 6.28 REMEDIES OF THE LENDER. No Obligor shall seek to obtain any stay in respect of the exercise of the remedies available to the Lender under this Agreement.

                                  ARTICLE VII
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

            SECTION 7.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

            (a) Default in the payment of any Obligations when they become due and payable;

            (b) Default in the performance, or breach, of any covenant or agreement of any Obligor contained in this Agreement or any other Loan Document;

            (c) INTENTIONALLY OMITTED;

            (d) Non-payment when due of the premium on any insurance policy required to be maintained hereunder, following expiration of all applicable cure periods available to the Borrower;

            (e) Suspension of the operation of the Borrower's present business (including manufacturing operations) other than the Borrower's operation in Ocala, Florida;

            (f) The Obligors' shall fail to satisfy each of the Sale Milestones as provided for by Section 2.3 hereof;

            (g) Intentionally Omitted;

            (h) Intentionally Omitted;

            (i) Intentionally Omitted;

            (j) Any representation or warranty made by any Obligor in this Agreement or any other Loan Document or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective;

            (k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or any Obligor or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or any Obligor or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on any Obligor's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of any Obligor to the Multiemployer Plan under Title IV of ERISA;

            (l) An event of default shall occur under any Security Document;

            (m) Intentionally Omitted;

            (n) any Bankruptcy Case shall be dismissed or converted to a case under

      Chapter 7 of the Bankruptcy Code, or any Obligor shall file an application for an order dismissing its Bankruptcy Case or converting its Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code;

            (o) the Bankruptcy Court shall enter an order that is not stayed pending appeal granting relief from the automatic stay applicable under
      Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of any Obligor with an orderly liquidation value equal to or in excess of $100,000.00 in the aggregate; or an order shall be entered by the Bankruptcy Court granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to permit the creation, perfection or enforcement of any judgment, Lien, levy or attachment based on any judgment, whether or not such judgment arises from or gives rise to a prepetition or post-petition claim with a value equal to or in excess of $100,000.00 in the aggregate; or an order shall be entered by the Bankruptcy Court that is not stayed pending appeal otherwise granting relief from the automatic stay to any creditor of any Obligor with respect to any claim or claims with a value equal to or in excess of $100,000.00 in the aggregate; or an order shall be entered by the Bankruptcy Court that is not stayed pending appeal otherwise granting relief from the automatic stay if such stay relief could reasonably be expected to have a Material Adverse Effect; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of (i) allowing such creditor to determine the liquidated amount of its claim against any Obligor or (ii) seeking payment from a source other than any Obligor or any of their assets;

            (p) any Person shall propose a sale pursuant to Section 363 of the Bankruptcy Code, or a Plan of Reorganization, or the Bankruptcy Court shall approve any such sale or plan that does not require the payment in full in cash of all Obligations of the Obligors hereunder and under the other Loan Documents (including the cancellation and return of all Letters of Credit or the delivery of cash collateral with respect to such Letters of Credit in an amount equal to 110% of the aggregate undrawn amount of such Letters of Credit) on or before the closing of such sale or the effective date of such Plan of Reorganization;

            (q) an order of the Bankruptcy Court shall be entered, or any Obligor shall file an application for an order, dismissing any Bankruptcy Case, which order does not require a provision for payment in full in cash of all Obligations of the Obligors hereunder (including the cancellation and return of all Letters of Credit or the delivery of cash collateral with respect to such Letters of Credit in an amount equal to 110% of the aggregate undrawn amount of such Letters of Credit) prior to any such dismissal;

            (r) either (i) an order of the Bankruptcy Court shall be entered in or with respect to any Bankruptcy Case or any Obligor shall file an application for an order with respect to any Bankruptcy Case (A) to revoke, reverse, stay, rescind, modify, vacate, supplement or amend the Interim Order or the Final Order without the Lender's written consent, (B) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have an administrative priority as to any

      Obligor equal or superior to the priority of the claims of the Lender in respect of the Obligations (other than the Carve-Out), (C) to grant or permit the grant of a Lien on the property of any Obligor without the Lender's written consent, or (D) that shall impair the Lender's Superpriority Claim in respect of the Obligations, or (ii) an application for any of the orders described and proscribed in any or all of Sections 7.1(m), (n), (o), (p) or (q) shall be made by a Person other than any Obligor and such application is not contested by the applicable Obligor in good faith and the relief requested is granted in an order that is not vacated, reversed, rescinded or stayed pending appeal;

            (s) (i) the Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the date that is thirty (30) days after the Interim Order, or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or (iv) any Obligor shall fail to comply with the terms of the Interim Order or the Final Order in any material respect; or

            (t) the Bankruptcy Court shall enter an order appointing a trustee in any Bankruptcy Case or appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in Sections 11 .06(a)(3) and (4) of the Bankruptcy Code, in any Bankruptcy Case.

            SECTION 7.2 Section 7.2 Rights and Remedies. Subject to the Orders, during any Default Period, the Lender may exercise any or all of the following rights and remedies:

            (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

            (b) the Lender may, by notice to the Obligors, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which each Obligor hereby expressly waives;

            (c) the Lender may decrease the advance rates set forth in the definition of "Borrowing Base" in Section 1.1

            (d) the Lender may, without notice to the Obligors and without further action, apply any and all money owing by the Lender or any of its affiliates to any Obligor to the payment of the Obligations;

            (e) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Guarantor hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Obligors will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

            (f) [INTENTIONALLY OMITTED];

            (g) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.15 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

            (h) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

            (i) the Lender may exercise any other rights and remedies available to it by law or agreement.

If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received by the Lender. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received by the Lender to the Obligations.

            SECTION 7.3 CERTAIN NOTICES. If notice to any Obligor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII
                              AFFILIATE GUARANTIES

            SECTION 8.1 AFFILIATE GUARANTIES. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees the full payment and performance by the Borrower of all of the Obligations, whether now existing or hereafter arising. Each Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Advance or any other Obligation, it will forthwith pay the same, without notice or demand.

            SECTION 8.2 OBLIGATIONS ABSOLUTE. Each Guarantor agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The Guarantors' obligations under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor. The Guarantors' obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made. The Guarantors' obligations under this Agreement may be deemed by the Lender to be an agreement of guaranty or surety.

            SECTION 8.3 WAIVER OF SURETYSHIP DEFENSES. Each Guarantor agrees that the joint and several liability of the Guarantors provided for in Section
8.1 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which any other Obligor may hereafter agree (other than an agreement signed by the Lender specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Obligors or with anyone else, each Guarantor hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Guarantor is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Lender first to resort to any other right, remedy or security. Each Guarantor hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Document and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral, including any rights any Guarantor may otherwise have under law, including, but not limited to, any law in any jurisdiction under which any Guarantor is incorporated or in which any Guarantor conducts business. To the extent that, notwithstanding the foregoing waivers, any notice is required to be delivered to a Guarantor under the provisions of any applicable law, this Agreement or any other Loan Document, each Guarantor hereby appoints the Borrower, and the Borrower shall act, as such Guarantor's agent for the purpose of receiving such notice.

            SECTION 8.4 CONTRIBUTION AND INDEMNIFICATION. To the extent that any Guarantor shall repay any of the Obligations (an "Accommodation Payment"), then, to the extent that such Guarantor has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Obligors in an amount, for each of such other Obligors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Obligor's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Obligors. As of any date of determination, the "Allocable Amount" of each Obligor shall be equal to the greater of (a) the amount of such repaid Obligations actually received by such Obligor (whether through inter-company loan or otherwise), and (b) the maximum amount of liability for Accommodation Payments which could be asserted against such Obligor hereunder without (i) rendering such Obligor "insolvent" within the meaning of the Bankruptcy Code,
Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Obligor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Obligor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 8.4 shall be subordinate in right of payment to the prior payment in full of the Obligations.

            SECTION 8.5 SUBORDINATION OF INTERCOMPANY DEBT. Each of the Obligors hereby agrees that (a) all Debt owing by any Obligor or any Affiliate of any Obligor to any other Obligor or any Affiliate of any Obligor shall be subject and subordinate in all respects to the Obligations, (b) it shall deliver, or cause to be delivered, to the Lender the original of each promissory note evidencing such Debt, properly endorsed over to the Lender, and (c) all such promissory notes shall contain a legend in the form set forth below:

            INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS SUBJECT AND SUBORDINATE TO THE "OBLIGATIONS" AS DESCRIBED IN THAT CERTAIN CREDIT AND SECURITY AGREEMENT, DATED AS OF SEPTEMBER 7, 2004, AMONG U.S. PLASTIC LUMBER LTD., AND CERTAIN OF ITS AFFILIATES, AND AMPAC CAPITAL SOLUTIONS, LLC, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

                                   ARTICLE IX
                                  MISCELLANEOUS

            SECTION 9.1 NO WAIVER: CUMULATIVE REMEDIES: COMPLIANCE WITH LAWS. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereol~ nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

            SECTION 9.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Obligor therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            SECTION 9.3 ADDRESSES FOR NOTICES: REQUESTS FOR ACCOUNTING. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation,
(iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-2 10 of the UCC. Each Obligor requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Obligors shall pay Lender the maximum amount allowed by law for responding to such requests.

            SECTION 9.4 INTENTIONALLY OMITTED.

            SECTION 9.5 FURTHER DOCUMENTS. Each Obligor will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that any Obligor executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

            SECTION 9.6 COSTS AND EXPENSES. Each Obligor, jointly and severally, shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the

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negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

            SECTION 9.7 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.6, each Obligor, jointly and severally, shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                  (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                  (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b) and

                  (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection th the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Obligors, or counsel designated by the Obligors and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Obligor's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, each Obligor shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Obligors' obligations under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Obligors' other obligations hereunder. The foregoing undertaking to indemnify, defend and hold harmless by the Indemitees shall not apply if the act or omission results from the Lender's own bad faith.

            SECTION 9.8 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any

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obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

            SECTION 9.9 EXECUTION IN COUNTERPARTS: TELEFACSIMILE EXECUTION. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

            SECTION 9.10 RETENTION OF OBLIGORS' RECORDS. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by any Obligor or in connection with the Loan Documents for more than four months after receipt by the Lender.

            SECTION 9.11 BINDING EFFECT: ASSIGNMENT: COMPLETE AGREEMENT:
EXCHANGING INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that no Obligor shall have the right to assign its rights thereunder or any interest therein. To the extent permitted by law, each Obligor waives and will not assert against any assignee any claims, defenses or set-offs which such Obligor could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower or guarantor. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding any Obligor and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, may exchange any and all information they may have in their possession regarding any Obligor and its Affiliates, and each Obligor waives any right of confidentiality it may have with respect to such exchange of such information.

            SECTION 9.12 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

            SECTION 9.13 HEADINGS. Article, Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 9.14 GOVERNING LAW: JURISDICTION, VENUE. Except to the extent otherwise provided in the Mortgages, this Agreement, the Loan Documents and the rights of the parties shall be construed and interpreted, and the rights of the parties shall be determined, in

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accordance with the Bankruptcy Code and the substantive laws of the State of
Florida, without regard to choice or conflict of law principles of that or any other jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and
(b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in
Section 3.6 hereof. The parties hereby consent to the jurisdiction of the Bankruptcy Court for any action or proceeding arising from or relating to this Agreement.

            SECTION 9.15 Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                         [Signatures on following page]

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

      IN WITNESS WIHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Notice Address for Obligors:                Borrower:

____________________________                U.S. PLASTIC LUMBER LTD., a Delaware
Telecopier:_________________                corporation, as debtor and debtor in
Attention:__________________                possession
e-mail:_____________________
                                            By: /s/ Mark Alsentzer
                                               ------------------
                                            Its:__________________

Notice Address for Lender:                  Guarantors:

AMPAC Capital Solutions, LLC                U.S. PLASTIC LUMBER CORP., a Nevada
                                            corporation, as debtor and debtor in
7380 S. Eastern Ave., Ste. 150              possession
LasVegas, NV 89123
Telecopier: 909-387-0810                    By: /s/ Mark Alsentzer
                                               ------------------------
Attention: Larry R. Polhill, Manager        Its: Vice President
e-mail:____________________________

                                            U.S. PLASTIC LUMBER FINANCE
                                            CORPORATION, a Delaware corporation,
                                            As debtor and debtor in possession

                                            By: /s/ Mark Alsentzer
                                               ------------------------
                                            Its: Vice President

                                            U.S. PLASTIC LUMBER IP CORPORATION,
                                            a Delaware corporation, as debtor
                                            and debtor in possession

                                            By: /s/ Mark Alsentzer
                                               ------------------------
                                            Its: Vice President

                                            THE EAGLEBROOK GROUP, INC., a
                                            Delaware corporation, as debtor and
                                            debtor in possession

                                            By: /s/ Mark Alsentzer
                                               ------------------------
                                            Its: Vice President

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

                                            Lender:

                                            AMPAC CAPITAL SOLUTIONS, LLC, a
                                            Nevada limited liability company

                                            By: /s/ Larry R. Polhill
                                               ---------------------------------
                                            Its: Manager

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                         TABLE OF EXHIBITS AND SCHEDULES

      EXHIBIT A     FORM OF PROMISSORY NOTE

      EXHIBIT B     PREMISES

      EXHIBIT C     FORM OF NOTICE OF BORROWING

      EXHIBIT D     FORM OF OFFICER CERTIFICATION REGARDING FINANCIAL STATEMENTS

      SCHEDULE 5.1 LEGAL NAME, TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS, AND LOCATIONS OF COLLATERAL

      SCHEDULE 5.2  CAPITALIZATION AND ORGANIZATIONAL CHART

      SCHEDULE 5.5  SUBSIDIARIES

      SCHEDULE 5.10 PRE-PETITION LIENS

      SCHEDULE 5.11 INTELLECTUAL PROPERTY DISCLOSURES

      SCHEDULE 5.13 DEFAULTS CREATING MATERIAL ADVERSE EFFECT

      SCHEDULE 5.14 ENVIRONMENTAL MATTERS

      SCHEDULE 5.17 RIGHTS TO PAYMENTS

      SCHEDULE 5.18 BANK ACCOUNTS

      SCHEDULE 5.19 PRODUCT WARRANTY CLAIMS

      SCHEDULE 6.4  PRE-PETITION INDEBTEDNESS AND GUARANTIES

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